UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[ x ]
Filed by Party other than the Registrant	[ ]
[ x ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APD ANTIQUITIES, INC.

(Exact name of Registrant as specified in its charter.)

Commission File Number: 000-50738

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

APD Antiquities, Inc.

1314 South Grand Blvd, Suite 2-17

Spokane, Washington 99202 Phone: (509) 744-8590

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

The purpose of this Information Statement is to is to inform the shareholders of record, that on June 30, 2012, thirteen (13) shareholders, including two officers and directors, who own in the aggregate approximately 66.65% of the issued and outstanding shares of the common stock, par value $0.001 per share (the "Common Stock") of APD Antiquities, Inc. a Nevada corporation (or APD) held as of the close of business on June 30, 2012 (the “Record Date”), gave their written consent to approve the following resolutions authorizing our proposed acquisition of certain mineral assets: (1) to authorize the officers of APD to enter into the Option to Purchase Assets Agreement with Northern Adventures, LLC and Northern Adventures, Inc.; and (2)  to authorize the officers of APD, at a future date, to also enter into an Asset Purchase Agreement pursuant to the terms and conditions outlined in the draft agreement provided to the consenting stockholders.

Nevada corporation law and our bylaws permit holders of a majority of the voting power to take stockholder action by written consent.  Accordingly, we will not hold a meeting of stockholders to consider or vote upon our entering into an Asset Purchase Agreement pertaining to certain rights to existing mineral leases, options to purchase existing mineral leases, options to purchase 9 leases granted by the State of Washington and outright purchase of approximately 251 unpatented mining claims.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 30, 2012, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF APD’s SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF TREVENEX.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of APD will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about August ___, 2012.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

July __, 2012    By Order of the Board of Directors

/s/ Cindy Swank Cindy Swank Chief Executive Officer, Treasurer And Director

APD ANTIQUITIES, INC.

1314 South Grand Blvd., Suite 2

Spokane, WA 99202

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE COMMON STOCK OF THE CORPORATION

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders, as of the close of business on June 30, 2012 (the “Record Date”), of the actions to be taken pursuant to the written consent of stockholders holding a majority of the issued and outstanding shares of APD Antiquities’ common stock.  A majority of the holders of the APD common stock have approved resolutions authorizing the execution of an option to purchase certain mineral assets from Northern Adventures, Inc. and Northern Adventures LLC, and authorizing the exercise of the option to purchase the mining assets through the signing of an Asset Purchase Agreement pursuant to which APD would issue the number of shares of common stock of APD to provide Northern Adventures, Inc., on a post acquisition basis, with an ownership position equal to 80.5% of its outstanding shares of  common stock as of the date of exercise of the option and APD would forgive all loans owed by Northern Adventures, LLC as of the date of exercise of the option, in the aggregate amount of $315,000  and accrued interest in the amount of $18,393.97 as of June 30, 2012.  In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the corporate action as soon as possible, we decided to proceed with the corporate action by obtaining the written consent of stockholders holding a majority of the voting power.

Who is entitled to notice?

All holders of shares of common stock of record on the close of business on the Record Date of June 30, 2012 are entitled to notice of the certain corporate actions.

On what corporate matters did the principal stockholders vote?

The consenting stockholders, who hold 66.65% of the total issued and outstanding voting capital stock of APD on the Record Date, hold a majority of the issued and outstanding voting capital stock required to vote on the corporate actions.  The stockholders have voted for the following corporate actions (the “Actions”):

•

For the officers of APD to enter into the Option to Purchase Assets Agreement with Northern Adventures, LLC and Northern Adventures, Inc.; and

•

For the officers of APD, at a future date, to also enter into an Asset Purchase Agreement pursuant to the terms and conditions outlined in the draft agreement provided to the consenting stockholders.

What vote is required to approve the Actions?

In order to exercise the option agreement with Northern Adventures, LLC and Northern Adventures, Inc. by executing an Asset Purchase Agreement with those parties, involving, in part the issuance of the number of shares of common stock that could trigger a change in control of the company the affirmative vote of a majority of the voting capital stock is required.  On June 30, 2012, stockholders holding a majority of the issued and outstanding shares of common stock signed a written consent in favor of authorizing the entering into agreements that would involve the issuance of the number of shares of common stock necessary to provide a third party, Northern Adventures, Inc. with 80.5% of the shares outstanding of APD on a post acquisition basis. Under Section 78.320 of the Nevada Revised Statutes, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders.  Because stockholders holding a majority of the issued and outstanding shares of common stock are entitled to cast a vote representing 3,766,369 shares of common stock (which shares are equal to 66.65% of the total issued and outstanding voting capital stock on the Record Date), no action by the minority stockholders in connection with the corporate name change is required.

GENERAL INFORMATION

This information statement is being mailed or otherwise furnished to stockholders of APD ANTIQUITIES, INC., (“APD” ) a Nevada corporation, in connection with the prior receipt, on June 30, 2012, of approval by written consent by both the Board of Directors and shareholders that collectively own more than 50% of the issued and outstanding share of common stock of APD, executed a written consent relating to the approval for APD to exercise an Option to Purchase Mineral Assets Agreement (the “Option Agreement”) to acquire certain mineral assets owned by Northern Adventures, Inc. (“NAI”) in exchange for the issuance of the number of shares of common stock of APD to provide NAI, on a post acquisition basis, with an ownership position equal to 80.5% of the outstanding shares of common stock of APD as of the exercise date and the forgiveness of  all promissory notes owed by Northern Adventures, LLC (“NALLC”) to APD, in the aggregate principal amount of $315,000 plus accrued interest of $18,393.97 as of June 30, 2012.  In the event APD provides any additional loans to Northern Adventures, LLC between the date of execution of the Option Agreement and the exercise of the option, the additional principal amounts of the promissory notes and accrued interest will be added to the debt to be forgiven.  On June 30, 2012, we obtained (by written consent) the approval of thirteen (13) shareholders, each of whom owns greater than 5% of the shares issued and outstanding; of which two shareholders were officers and directors.  These thirteen shareholders are the record owners of an aggregate of 3,766,396 shares out of a total 5,651,111 issued and outstanding shares of common stock as of June 30, 2012 or approximately 66.65% of our outstanding shares.  The exercise of the Option Agreement and the execution of an Asset Purchase Agreement with NAI and NALLC will not occur until 20 days from the date of mailing of this Information Statement to our shareholders.

If the proposed corporate actions had not been authorized by majority shareholder written consent made up of shareholders each owning in excess of 5% of the issued and outstanding common stock, it would have been necessary for these actions to be considered by our shareholders at a special shareholder's meeting convened for the specific purpose of approving the proposed corporate actions.

The elimination of the need for a special meeting of the shareholders to approve the exercise of the Option Agreement and other corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to undertake a corporate action.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments as early as possible in order to accomplish the goals of our corporation, the Board of Directors of APD voted to utilize the written consent of the majority shareholders of our corporation.

APD entered into an Option to Purchase Mineral Assets Agreement to acquire certain mining assets owned by Northern Adventures, Inc. on July 3, 2012.  If the option is exercised and the acquisition of the mining assets is completed, APD will change its business to the mineral exploration and development business.  The Board of Directors of APD believes that it is advisable and in the best interests of APD and its shareholders to change the name of APD to American Cordillera Mining Corporation after the acquisition of certain mining assets belonging to Northern Adventures, Inc. to reflect its new business in the mineral exploration and development industry.

This information statement is being first sent to stockholders on or about July__, 2012. APD anticipates that the exercise of the Option Agreement and entering into the Asset Purchase Agreement will occur on or about August __, 2012.

Written consent of a majority of the shareholders of APD authorizing the Board of Directors to change the corporate name was previously passed and a definitive 14-C Information Statement was filed with the Securities and Exchange Commission on November 29, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Not Required

The proposed corporate action required the approval and written consent of a majority of the outstanding shares of common stock.  Each holder of common stock is entitled to one (1) vote for each share of common stock held.  The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to ratify proposed acquisition of the NAI mining assets was set for June 30, 2012 (the "Record Date"), the day on which the Board of Directors and a majority of the shareholders of APD adopted the resolutions setting forth and recommending the proposed corporate actions, which include executing an Option to Purchase Mineral Assets Agreement and granting the right to exercise the Option to Purchase Asset Agreement at a future date.  As of the record date, APD had Five Million Six Hundred Fifty-One Thousand One Hundred Eleven (5,651,111) shares of common stock issued and outstanding.

Twelve individuals and entities, who have loaned APD a total of $407,000 and accrued interest in the amount of $25,636.16 as of June 30, 2012, have the option to convert their loans and accrued interest to restricted common stock at $.05 per share.  If, prior to the exercise of the Option Agreement, these twelve note holders would convert their promissory notes and accrued interest, they would receive approximately 8,652,723 shares (depending on the date of exercise and the amount of accrued interest as of that date) and the total number of shares of APD common stock issued and outstanding would increase from 5,651,111 to 14,303,834 or more.  Holders of the shares have no preemptive rights.  All outstanding shares are fully paid and non-assessable.  The transfer agent for the common stock is Nevada Agency and Transfer, 50 West Liberty Street, Reno, NV. 89501.

Change of Control of ADP

After the exercise of the option and the closing of the Asset Purchase Agreement involving in part the issuance of shares of APD common stock equal to 80.5% of the outstanding shares on a post acquisition basis to NAI, which will be broken down and subsequently transferred to the shareholders of NAI, the shareholders of NAI will then hold 80.5% of the outstanding shares of common stock of APD.  The current stockholders of APD, who currently hold 5,651,111 shares of common stock, will experience very substantial dilution as a result of the issuance of the shares by APD to NAI, and due to the conversion of promissory notes into APD common stock by note holders, if any such conversions occur, and will become minority shareholders in APD.

Meeting Not Required:

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Record Date:

The record date we established for purposes of determining the number of outstanding shares of the voting capital stock of APD was June 30, 2012.

Delivery of Documents to Security Holders Sharing an Address:

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

APD Antiquities, Inc., 1314 South Grand Blvd, Suite 2-176, Spokane, WA 99202. Tel. (509) 744-8590.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address listed above.

Outstanding Voting Stock of APD:

As of the Record Date, we had 5,651,111 issued, and outstanding shares of common stock.  The consenting stockholders, who consisted of thirteen (13) current stockholders, were collectively the record and beneficial owners of 3,766,396 shares of out of a total of 5,651,111 issued and outstanding shares of common stock or approximately 66.65% of our capital stock as of the Record Date.  The consenting stockholders voted in favor of the proposed corporate actions by written consent on June 30, 2012.  Each share of our common stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements.  Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements.  Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.  An investment in our corporation involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Furnishing Information:

This information statement is being furnished to all holders of common stock of APD.  The Form 10-K for the year ending December 31, 2011 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. APD is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal:

Under the laws of Nevada, our shareholders are not entitled to appraisal rights with respect to the authorized corporate action and we will not independently provide our shareholders with any such right.  Therefore, there are no dissenter's rights of appraisal are applicable to the action for APD to exercise the Option to Purchase Mineral Assets Agreement or enter into the Asset Purchase Agreement.

Proposals by Security Holders:

No security holders entitled to vote have transmitted any proposals to be acted upon by APD as of the date of this Information Statement.

Reasons for the Proposal:

The fundamentals of the decision to enter into the Option to Purchase Assets Agreement with NAI and NALLC were based largely on the fact that the sales and marketing effort of Asian antiques and collectibles did not meet the expectations of our Board of Directors and they felt they had a fiduciary responsibility to attempt to do something meaningful for the benefit of the APD Antiquities, Inc. shareholders and evaluate other business opportunities.  While none of the members of our Board of Directors have any experience in the mineral exploration and development business, there was overwhelming evidence and data provided to the members of the Board of Directors by Northern Adventures, Inc. that suggests there is a very real possibility that mineral reserves could exist on one or more of the nine subject mineral properties which APD will be acquiring control of.  Control will result from the acquisition of existing mineral leases, options to acquire mineral leases granted by the State of Washington and outright ownership of 251 unpatented mining claims which all right, title and interest will be assigned to APD as a result of entering into the proposed Asset Purchase Agreement with Northern Adventures, Inc. and Northern Adventures LLC.

This was based on the fact that there were a substantial number of historical geological reports and data prepared by independent geological consultants, historical data and records from other established mining companies and property reports from various state and federal agencies.  The other factors considered by our board were as follows.  Our Board of Directors evaluated the economic impact to the existing APD shareholders if any of these properties were ever to become commercially viable, of which there is no assurance.  The data used to make this informal evaluation was predicated on the assumption by the Board of Directors, that a minority interest in just one joint venture with a major company, a farm out to a major company or the possibility of placing a property into production would exceeded the potential from any sales and marketing program which APD could implement in its current business.

Another factor that contributed to this decision to take a minority interest in a company in a different industry was related to the fact that the Board had not been successful in generating any interest in securing additional funding to supporting additional sales and marketing efforts of its antique and collectible items here in the U.S.

Another mitigating factor was the fact that APD was out of operating capital and they saw an opportunity that was in the best interest of the shareholders to turn control over to a new management team that would potentially bring cash and assets into APD.

The executive officers and directors of APD deemed the proposed transaction to be potentially beneficial to its existing shareholder based on the economic analysis of the various historical reports related to the nine projects which will be controlled or owned by APD.

The directors also were of the opinion that there is a reasonably good chance that the price of precious metals and base metal will appreciate in the future and there would be more interest in the investment community in a company engaged in the exploration and development of precious metals than an antique and collectible sales and marketing company.

In the final analysis the Board of Directors deemed it a better opportunity for the shareholders to have a minority position in an mineral exploration and development company that owns mineral rights in a strategic location in a known areas of prior production of precious metals, as compared to the economic potential for its original sales and marketing program for antiques and collectibles derived from Asia.

Transaction Information

Summary Term Sheet

- Parties

APD Antiquities, Inc. (APD), AMCOR Exploration, Inc. (the wholly owned subsidiary of APD), Northern Adventures, LLC. and Northern Adventures, Inc.

- Purchase Option

On July 3, 2012, APD, AMCOR Exploration, Inc., Northern Adventures, LLC and Northern Adventures, Inc. entered into an Option to Purchase Assets Agreement, pursuant to which Northern Adventures, LLC and Northern Adventures, Inc. agreed to grant AMCOR Exploration an option to purchase certain mineral assets consisting of existing 5 mineral leases covering 154 unpatented and 3 patented mining claims, an option to purchase 9 mineral leases granted by the state of Washington which cover approximately 4,664 acres and the direct ownership of 251 unpatented mining claims.

- Option Termination Date

October 1, 2012, which can be extended at the option of the parties.

- Assets to be Purchased

Unpatented Mining Claims to be acquired and owned by APD pursuant to a Quit Claim Deed from NAI.  See Northern Adventures, Inc.’s Mining Assets below for a fuller summary.

- Purchase Price

The forgiveness of $315,000 of debt and accrued interest in the amount of $18,393.97 as of June 30, 2012 and the issuance of an amount of restricted Common Stock equal to 80.5%, on a post-acquisition basis, which is subject to being able to ascertain the total number of shares of common stock to be issued and outstanding in APD at such time as certain promissory note holders make a determination to convert their promissory notes to shares of restricted common stock at $.05 per share or retain their debt.  The number of shares of issued and outstanding common stock at the time the option is exercised will represent 19.5% of all shares issued after the acquisition of the mineral assets from Northern Adventures, Inc., regardless of how many note holders in APD opt to convert their promissory notes and accrued interest to shares of common stock.  If all of the holders of the APD promissory notes convert to restricted common stock, of which there is no assurance, APD would have approximately 14,303,834 shares issued and outstanding at the time of exercising the option and entering into the Asset Purchase Agreement with NAI.  Additional shares may be issued to offset interest accrued from June 30, 2012 to the date of closing.  In the event some or all of the holders of the convertible promissory noted choose not to convert to common stock, APD would have less than the projected 14,303,834   shares issued prior to the execution of the Asset Purchase agreement.  If all the outstanding promissory notes are converted to common stock, the number of shares of common stock to be issued by APD to NAI necessary to provide NAI with an ownership position equal to 80.5% of the outstanding shares on a post acquisition basis to acquire the mineral assets will would be approximately 59,049,160 shares and the total outstanding would then be 73,353,995 shares of common stock and no shares of preferred stock issued.

- Exemption from Registration

The issuance of shares in the proposed transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  This exemption will be available because the shareholders of Northern Adventures, Inc. will be provided with copies of our Form 10-K for the year ending December 31, 2011, our Form 10-Q for the quarter ended March 31, 2012, and are sophisticated investors who have the experience and resources to assess the valuation of the transaction.

- Contingencies to Closing

The option to purchase the mineral assets from Northern Adventures, Inc. is contingent upon the legal conveyance of all right, title and interest of the mineral assets from Northern Adventures, Inc. to APD.

- Change of Control

Upon issuance of up to 59,049,160 shares assuming the maximum number of APD note holders exercised their option to convert to common stock, the shareholders of Northern Adventures, Inc. will hold approximately 80.5% of the shares outstanding of APD.

Contact Information

The address of the executive offices of APD is:  1314 South Grand Blvd, Suite 2, Spokane, WA. 99202.

The executive office address of Northern Adventures is: 441 West 14th Avenue, Spokane, WA. 99202 .

Business Conducted

Northern Adventures, Inc.’s Mining Assets

The mining assets owned or controlled by Northern Adventures, Inc. make up 9 distinct projects which will be conveyed to APD are as follows:

All right, title and interest to the following claims owned by Northern Adventures, Inc. will be quit claim deeded to APD on the closing date:

PROJECT NAME	NUMBER OF UNPATENTD MINING CLAIMS	COUNTY	STATE

Torado Creek/Bodie	48 unpatented claims	Okanogan	WA
Box Canyon	15 unpatented claims	Stevens	WA
McKinley-McNalley	15 unpatented claims	Stevens	WA
North Mocassin	26 unpatented claims	Fergus	MT
North Moccasin	147 unpatented claims being acquired	Fergus	MT

The following properties have been leased by NAI for 25 years and the leases will be transferred to APD on the Closing Date:

PROJECT NAME	NUMBER OF UNPATENTED MINING CLAIMS	COUNTY	STATE

Bayhorse Silver	21 unpatented and 3 patented claims	Baker	OR
Quartz Creek	20 unpatented claim 10 unpatented 8 unpatented	Mineral	MT
Trout Creek	10 unpatented 42 unpatented	Mineral	MT
Vienna	18 unpatented	Shoshone	ID
Monitor-Richmond	20 unpatented 6 unpatented	Shoshone	ID

Overview of Nine Projects to be Acquired

Partial implementation of APD’s objectives to obtain high-quality mineral exploration properties has already been initiated through the execution of an Option to Purchase Mineral Assets dated July 3, 2012.  The mineral assets are made up of the following nine projects which will be owned outright by APD or controlled pursuant to a mineral lease agreement; 1) an agreement to explore and acquire the Bayhorse silver mine consisting of 3 patented and 21 unpatented claims located in Baker county, Oregon; 2) a lease agreement pertaining to 38 unpatented mining claims located on

Quartz Creek, in Mineral County, MT; 3) a lease agreement pertaining to 52 unpatented mining claims located Trout Creek, in Mineral county, MT; 4) a lease agreement pertaining to 18 unpatented mining claims referred to as the Vienna prospect locate in Shoshone county, ID; 5) a lease agreement pertaining to the Monitor-Richmond and Copper Age mines consisting of a total of 26 unpatented mining claims located in Shoshone County, ID; 6) the option to acquire 9 leases granted by the state of Washington covering 4,664 acres of state mineral leases and 52 unpatented mining claims  in the Bodie Mining district in Okanogan county Washington; 7) acquisition agreements pertaining to two groups of unpatented mining claims located in Steven country, Washington referred to as the Box Group consisting of 15 unpatented claims  and the McKinley Group which also consists of 15 unpatented claims; and 8) a lease agreement pertaining to the Monitor- Richmond and Copper Age mines located in Shoshone county, ID.

Terms of the Transaction

Valuation of Assets

The consideration for the mineral assets consisting of approximately 59,049,160 shares of APD restricted common stock and the forgiveness of the $315,000 of indebtedness and accrued interest in the amount of $18,393.97 as of June 30, 2012 was the asking price determined by NALLC and NAI.  No independent fairness report has been prepared with regard to this proposed transaction.  Thus, it was agreed that the value of the mineral assets acquired would be carried at $333,393.97 pursuant to current SEC accounting regulations.

Regulatory Approvals

No known federal or state regulatory requirements must be complied with or approved in connection with the proposed transaction.

Reports, Opinions, Appraisals

No report, opinion or appraisal materially relating to the proposed transaction is referred to in this proxy statement.

Tax Effects

No taxable event will occur for APD if and when the NAI mineral assets are acquired by APD for the forgiveness of debt and accrued interest and stock in the proposed transaction.

Security Ownership of Certain Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our Common Stock on June 30, 2012 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors.  The percentage of beneficial ownership for the following table is based on 5,651,111 shares of Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days after June 30, 2012 pursuant to options, warrants, conversion privileges or other rights. The percentage ownership of the outstanding Common Stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of APD Antiquities’ Common Stock.

Table 1.

Title of Class	Name and Address of Beneficial Owner of Shares (1)	Position	Amount of Shares Held by Owner	Percent of Class (2)
Common	Cindy K. Swank	CEO/Pres./Treas./Dir.	202,004	3.57%
Common	Timothy Kuh	Vice Pres./Dir.	2,000	0.04%
Common	Manuel Graiwer (3) 3600 Wilshire Blvd., Suite 2100 Los Angeles, CA 90010	None	2,770,905	32.90%
Common	Vincent Valdez (4) 221 21st Street Manhattan Beach, CA 90266	None	1,630,192	22.39%
Common	Thomas Michael Coyne 4417 East 56TH Avenue Spokane, WA 99223	None	500,000	8.85%
Common	Livorno Latin America Promotions BV (4)(7) Scharlooweg 61, P.O. Box 210 Willemstad, Curacao	None	1,050,192	15.67%
Common	Marycliff Investment Corp. (4)(8) 2910 East 57th, Suite 5 Spokane, WA 99223	None	784,780	12.19%
Common	Peter Schmid Wiesenweg 7 85653 Aying, Germany	None	333,332	5.90%
Common	Klaus Lewin Meisenweg 15 50126 Bergheim, Germany	None	308,564	5.46%
Common	IWJ Consulting Group, LLC (9) 2009 E. 30th Ave. Spokane, WA 99203	None	320,000	5.66%
Common	Michael Strage 350 Central Park West New York, NY 10025	None	300,000	5.31%
Common	Soto Holdings Ltd. (10) Trst Co Cmplx Ajltake Rd Ajeltake Isl Mjuro 96960 Marshall Islands	None	300,000	5.31%
Common	Delta Group Investments, Ltd (11) RM2105 21/F Shun Tak Ctr W Twr 200 Connaught Rd C Shng Wan Hong Kong	None	300,000	5.31%
Common	Louis Cornacchia (5) 1836 Long Ridge Road Stamford, CT 06903	None	826,411	12.76%
Common	Martin Clemets 1028 East Larch Street Osburn, ID 83849	None	300,000	5.31%
Common	Scott Nerhing 32840 South Meridian Road Woodburn, OR 97071	None	300,000	5.31%
Common	Diamond Dawg Investments LLC (12) PO Box 50046 Bellevue, WA 98015	None	300,000	5.31%
All Executive Officers, Directors as a Group (2 persons) (6)			204,004	3.61%(6)

(1)  Unless otherwise indicated, the address of each of the listed beneficial owners identified above is: c/o 1314 South Grand Boulevard, Suite 2-176, Spokane, WA 99202.

(2)  The percentages listed in the Percent of Class column are based upon 5,651,111 issued and outstanding shares of Common Stock as of June 30, 2012.  For each individual shareholder, their shares that could be acquired within 60 days of June 30, 2012 are also included in the percentage calculation.

(3)  These shares consist of 80,000 shares currently held by shareholder and 2,690,905 shares that could be acquired within 60 days of June 30, 2012, through conversion of a convertible promissory note into common shares at $0.05 per share based on the principal and accrued interest for the promissory note calculated as of June 30, 2012.

(4)  The shareholdings reported by each of these shareholders are comprised only of shares that could be acquired within 60 days of June 30, 2012 through the conversion of convertible promissory notes into common shares at $0.05 per share based on the principal and accrued interest for each promissory note calculated as of June 30, 2012.

(5)  These shares consist of 300,000 shares currently held by shareholder and 526,411 shares that could be acquired within 60 days of June 30, 2012, through conversion of a convertible promissory note into common shares at $0.05 per share based on the principal and accrued interest for the promissory note calculated as of June 30, 2012.

(6)  Includes the shares of Common Stock beneficially owned by Ms. Cindy Swank and Mr. Timothy Kuh.

(7)  The person that has voting control of this entity is Deborah McKenzie.

(8)  The person that has voting control of this entity is Sherry Edington.

(9)  The person that has voting control of this entity is Jerod Edington.

(10)  The person that has voting control of this entity is Mark Wolf.

(11)  The person that has voting control of this entity is Wong Wah On Edward

(12)  The person that has voting control of this entity is Ryan Lentz.

Shareholders Executing Written Consent and Vote Obtained

On June 30, 2012, the following persons or legal representatives executed a written consent approving the Action.

Name	Number of Shares Owned
DELTA GROUP INVESTMENTS, LTD	300,000
IWJ CONSULTING GROUP, LLC	320,000
DIAMOND DAWG INVESTMENTS LLC	300,000
KLAUS LEWIN	308,564
THOMAS M. COYNE	500,000
PETER SCHMID	333,332
MICHAEL STRAGE	300,000
SOTO HOLDINGS LTD.	300,000
MARTIN CLEMETS	300,000
LOUIS CORNACCHIA	300,000
SCOTT NEHRING	300,000
CINDY SWANK (OFFICER & DIRECTOR)	202,500
TIMOTHY KUH (OFFICER & DIRECTOR)	2,000
Total Shares	3,766,369 = 66.65%

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to APD.  Section 78.438 of the Nevada law prohibits us from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the APD shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shareholders, other than shares owned by that 10% shareholder or any related entity.  These provisions could delay, defer or prevent a change in control of APD.

Corporate Governance

Our Board of Directors has no standing audit, nominating or compensation committees. The entire board performs the function of each of these committees.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of the our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of APD.  These insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the calendar year ended December 31, 2011, all Section 16(a) filing requirements applicable to its insiders were complied with.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Executive Compensation

No executives or directors were compensated by us for work conducted as an executive for the fiscal years ended December 31, 2011 or 2010, for work performed that is required to be reported.  In addition, we provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Outstanding Equity Awards at Fiscal Year-End Table.

None.

Employment Agreements with Executive Officers

We have not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the proposed corporate name change to be taken as set forth in this Information Statement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These annual and quarterly reports, as well as other information APD Antiquities, Inc. is required to file pursuant to securities laws.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 1314 South Grand Blvd, Suite 2,, Spokane, Washington 99202, or by calling us at (509) 744-8590.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the corporate actions authorized by our board of directors and by a majority of the shares held by our stockholders. Your consent to the authorized corporate actions is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of APD Antiquities, Inc. By: /s/ Cindy K. Swank Cindy K. Swank, President Date: July ___, 2012